SECOND AMENDMENT TO LEASE


Dated the 18th day of December 1992, entered into by and between: Charles C. And Ellen C. France, Revocable Trust, ("Lessor"), and RhoMed Incorporated ("Lessee"), is made this 5th day of July, 1996, and forms a part of that lease.

IT IS AGREED BETWEEN THE PARTIES:

1. Paragraph II, titled "Term of Lease", is amended to provide that the term of the Lease shall be extended until December 31, 1996.

2. It is agreed that Lessee shall pay off the balance due on the Promissory Note executed on July 15, 1993, prior to July 15, 1996. Failure to do so shall constitute a default under the lease.

3. Lessee agrees to deposit with Lessor a security deposit equal to one month's rent, ($4,554.45) upon execution of this amendment, as security for Lessee's faithful performance of its obligation under this Lease. Lessor and Lessee agree that the Security Deposit may be commingled with funds of Lessor and lessor shall have no obligation or liability for payment of interest on such deposit. Lessee shall not mortgage, assign, transfer or encumber the Security Deposit without the prior written consent of Lessor and any attempt by Lessee to do so shall be void, without force or effect and shall not be binding upon Lessor.

Within (15) days after the Term (or any extension thereof) has expired or Lessee has vacated the Premises, whichever shall last occur, and provided Lessee is not then in default on any of its obligations hereunder, Landlord shall return the Security Deposit to Lessee, or, if Lessee has assigned its interest under this lease, to the last assignee of Lessee. If Lessor sells its interest in the Premises, Lessor may deliver this deposit to the purchaser of Lessor's interest and thereupon be relieved of any further liability or obligation to the Security Deposit.

ALL OTHER TERMS AND CONDITIONS OF THE LEASE SHALL REMAIN IN FULL FORCE AND
EFFECT.


/s/ Charles C. France Jr.               /s/ John J. McDonough
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Lessor: Trustee                         Lessee: John J. McDonough
                                                Vice President & CFO
                                                RhoMed Incorporated


/s/ Charles C. France Jr.
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Lessor: